The Bank of New York Company, Inc. [LOGO]

The Bank of New York Company, Inc.
$1,000,000,000
The Bank of New York Company, Inc. CoreNotesSM

            Filed under Rule 424 (b)(3), Registration Statement No. 333-103003,
                  333-103003-01, 333-103003-02, 333-103003-03 and 333-103003-04
                            Pricing Supplement No. 12 - dated November 14, 2003
                                         (To prospectus dated March 6, 2003 and
                                    prospectus supplement dated March 28, 2003)
=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P0AF2    $537,000      100%         1.50%          98.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    4.70%      Semiannual      11/15/2013       YES

-----------------------------------------------------------------
Senior Medium-Term Notes Series E
Interest Payment Dates:  The 15th day of May and November of each year commencing 05/15/2004.
Redemption Information:  The notes are not callable and are not subject to optional redemption.

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

06406JDU6   $6,354,000     100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.70%      Semiannual      11/15/2018      YES

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series F
Interest Payment Dates:  The 15th day of May and November of each year commencing 05/15/2004.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 11/15/2006 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.
-----------------------------------------------------------------
The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

Trade Date:  11/14/2003
Issue Date:  11/19/2003
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 5132
The defeasance and covenant defeasance provisions of both the Senior
Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities - Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes.

(1) Expressed as a percentage of the aggregate principal amount
"CoreNotes" is a service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================